             Exhibit 10(u) to Annual Report on Form 10-K for Symix Systems, Inc.


                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

THIS AMENDED AND RESTATED LOAN AGREEMENT dated as of the 18th day of May, 2000 (hereinafter called "Agreement"), by and between Symix Systems, Inc., a corporation organized and existing under the laws of the State of Ohio, located at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("SSI"), Symix Computer Systems, Inc., a corporation organized and existing under the laws of the state of Ohio, located at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 ("SCSI"), (SSI and SCSI each a "Company" and jointly and severally the "Companies"), and Bank One, NA, 100 East Broad Street, Columbus, Ohio 43271 (hereinafter called "Bank One"),

                                   WITNESSETH
                                   ----------

WHEREAS, Companies desires to obtain and continue a credit facility from Bank One in the maximum amount of Fifteen Million Dollars ($15,000,000), and,

WHEREAS, Bank One is willing to continue to make said loans upon the terms and conditions hereinafter set forth; NOW, THEREFORE, the parties agree as follows:

                          SECTION 1: CREDIT COMMITMENTS

Section 1.1.  Revolving Credit Commitment

1.1.1 Amount. Bank One hereby agrees to lend the Borrowers (this, and all other capitalized terms used herein, are defined in Section 7) the maximum aggregate amount of Fifteen Million Dollars ($15,000,000) in the form of revolving credit loans under the Revolving Credit Notes in the maximum collective amount of Fifteen Million Dollars ($15,000,000), minus the drawn or undrawn principal amount of any letter of credit or other independent undertaking issued by Bank One for the account of the Borrowers (the "Credit Commitment").

1.1.2 Disbursements. The Companies shall execute and deliver to Bank One the amended and restated revolving credit note in the form of Exhibit A-1 attached hereto (the "$13,000,000 Revolving Credit Note") and the Borrowers shall execute and deliver to Bank One the revolving credit note in the form of Exhibit A-2 attached hereto (the "$2,000,000 Revolving Credit Note" and, collectively with the $13,000,000 Revolving Credit Note, the "Revolving Credit Notes"). Bank One may make disbursements to the Borrowers from time to time in principal amounts at any one time outstanding up to an amount that equals the lesser of
         (a) the Credit Commitment or (b) the Borrowing Base. Subject to the terms and conditions of the Agreement, the Borrowers may borrow, repay and reborrow loans under the Revolving Credit Notes from Bank One at any time or from time to time, without penalty, from the date of the Agreement until the earlier of (a) July 1, 2001 or (b) the date amounts owing hereunder or under the Revolving Credit

         Notes become due and payable, whether through acceleration or any other cause. The Revolving Credit Notes mature and become due and payable on July 1, 2001.

1.1.3 Use of Proceeds. The proceeds of the Revolving Credit Notes shall be used in their entirety for working capital needs and to fund installment sales contracts from selected customers.

1.1.4 Maturity and Interest Rate. The Revolving Credit Notes will mature on July 1, 2001 and shall bear interest prior to maturity at an interest rate to be elected by the Companies or the Borrowers from either subparagraph (a) or subparagraph (b), as adjusted pursuant to subparagraph (c).

         (a) Prime Rate. A rate equal to the Prime Rate. Interest payable under this option shall be paid by Companies or the Borrowers on the last day of any calendar quarter in which the Companies or the Borrowers have elected the Prime Rate option to be in effect. The rate of interest shall be adjusted to reflect the change in the Prime Rate effective immediately following any change in the Prime Rate; or

         (b) LIBOR Rate. A rate ("LIBOR Rate") equal to two hundred (200) basis points in excess of the rate of interest at which Bank One is offered U.S. dollar deposits in the London Eurodollar Interbank Market ("LIBOR") in an amount equal to the principal amount of such Loan for the period of thirty (30) days, sixty
                  (60) days, ninety (90) days, one hundred twenty (120) days, one hundred eighty (180) days or one year (the "Benchmark Rate") (to be elected at the option of the Companies or the Borrowers) in effect, and as quoted by Bank One by telephone to, and accepted by, the Companies or the Borrowers prior to 2:00 P.M., Ohio time, commencing on the day immediately after the election is made. In addition, the Companies or the Borrowers shall pay any LIBOR reserve costs in effect which would be incurred by Bank One with respect to LIBOR borrowings hereunder. Interest payable at the LIBOR Rate shall be paid on the earlier of (a) the last day of any calendar quarter in which the Companies or the Borrowers have elected the LIBOR Rate option to be in effect or (b) upon the maturity of the LIBOR contract. In the event the Companies or the Borrowers fail prior to or on the last day of the period so elected to elect a subsequent such period, interest shall automatically accrue thereafter at the Prime Rate option as herein set forth. The Companies may not elect an interest rate period expiring after July 1, 2001.

         (c) Performance Based Pricing. If, at the end of any calendar quarter, the Leverage Ratio is greater than or equal to 1.5 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted to, as appropriate, either the Prime Rate or two hundred (200) basis points in excess of the Benchmark Rate. If, at the end of any calendar quarter, the Leverage Ratio is less than 1.5 to 1.0 and equal to or greater than 1.0 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted, as appropriate, to either the Prime Rate minus twelve and one-half (12.5) basis points or one hundred seventy-five (175) basis points in excess of the

                  Benchmark Rate. If, at the end of any calendar quarter, the Leverage Ratio is less than 1.0 to 1.0, the interest rate for the succeeding calendar quarter shall be adjusted to, as appropriate, either the Prime Rate minus twenty-five (25) basis points or one hundred fifty (150) basis points in excess of the Benchmark Rate. For the calendar quarter commencing April 1, 2000, the interest rate shall be either the Prime Rate or 200 basis points in excess of the Benchmark Rate.

1.1.5 As consideration for the Credit Commitment, the Companies shall pay Bank One a facility fee on the daily unused portion of the Credit Commitment at a rate equal to the Applicable Rate (as defined below), per annum starting with the date this Agreement becomes effective, said fee to be computed on the basis of the actual number of days elapsed over a year of 360 days and to be payable quarterly commencing on June 30, 2000. The "Applicable Rate" for any calendar quarter means (a) one quarter percent (0.25%) if, at the end of such calendar quarter, the Leverage Ratio is greater than or equal to 1. 0 to 1.0, or (b) one-eighth percent (0.125%) if, at the end of such calendar quarter, the Leverage Ratio is less than 1.0 to 1.0. The Companies shall be entitled to cancel the Credit Commitment in whole or in part at any time by payment in full of the Revolving Credit Notes accompanied by notice to Bank One of cancellation, which notice shall be irrevocable.

Section 1.2.  Provisions Applicable to All Notes.

1.2.1 The Revolving Credit Notes shall hereinafter sometimes be collectively referred to hereunder as the "Notes".

1.2.2. Outstanding loans that bear the Prime Rate may be prepaid in whole at any time or in part from time to time in an amount which is a whole multiple of U.S. dollars (or such lesser amount as constitutes the entire amount outstanding) without premium or penalty. Outstanding loans that bear the LIBOR Rate may only be prepaid as provided for in this Section. The Companies or the Borrowers may not prepay or reduce LIBOR Rate loans unless the Companies or the Borrower first pay all fees, costs, penalties and premiums incurred by Bank One because of such payment or reduction. Repayment of a Loan at the LIBOR Rate upon the maturity of the LIBOR contract thereof shall not cause such LIBOR prepayment of the Revolving Credit Notes and no prepayment of the Revolving Credit Notes shall affect the Companies or the Borrowers' right to reborrow from Bank One before July 1, 2001.

1.2.3. After any Note becomes due and payable, whether at maturity, by acceleration or otherwise, the interest rate on the outstanding principal sum and accrued interest will be the Prime Rate plus two hundred (200) basis points per annum. Without any limitation upon Bank One's remedies upon an Event of Default, Bank One shall have the right to assess a late payment fee in the amount of the greater of $50.00 or 5% of the scheduled payment if a payment is at least 12 days late.

1.2.4 Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of 360 days.

1.2.5. Upon the occurrence and during the continuation of any Event of Default, Bank One shall have the right to setoff against all obligations of the Companies or the Borrowers to Bank One hereunder and under the Notes, whether matured or unmatured, all funds of the Companies or the Borrowers on deposit in accounts with Bank One except for funds deposited or accounts maintained for the payment of taxes, payroll and employee contributions and any other funds or accounts in which the Companies or the Borrowers do not have a beneficial interest.

1.2.6 The Companies and the Borrowers shall make all payments on account of principal of, and interest on, the Notes, in immediately available funds to Bank One at its Main Office, Corporate Banking Division, Bank One, NA, 100 East Broad Street, Columbus, Ohio 43271-0170 as such payments become due and payable in accordance with the terms hereof and of the Notes.

Section 1.3. Waiver Fee. The Companies shall pay Bank One a waiver fee of $25,000 upon the execution hereof.

                SECTION 2: EXECUTION AND CONDITIONS OF BORROWING

The obligation of Bank One to make disbursements under the Revolving Credit Notes or to make or continue the loans to the Companies provided for hereunder shall be subject to the following conditions:

2.1 Opinion of Counsel. The Companies shall supply to Bank One on request, an opinion or opinions satisfactory to Bank One by counsel acceptable to Bank One, which shall include, but not be limited to, the following: that the Companies, the Borrowers and their Subsidiaries are duly organized and existing corporations under the laws of the jurisdictions under which they were formed; that they are qualified to do business in all states and jurisdictions where such qualification is necessary; that the execution hereof has been duly authorized by appropriate corporate action; that there is no prohibition in law, in its articles of incorporation, regulations, by-laws, formation document or in any agreement to which they are a party, which in any way restricts or prevents the execution or carrying out of this Agreement in any respect; that this Agreement has been duly executed and is the valid and binding obligation of Companies and the Borrowers; that the Notes are duly executed and represent valid and binding obligations of the Companies and the Borrowers; and that the security interest of Bank One on the Accounts is perfected.

2.2 Resolution Authorizing Execution of Loan Documents. On or prior to the date of borrowing, Companies shall furnish to Bank One certified copies of the resolutions of the board of directors or other governing bodies of the Companies, the Borrowers and the Guarantors authorizing the execution of this Agreement, the Guaranties and the Notes.

2.3. Secretary Certificates. Companies shall provide at the time of borrowing certificates of the Secretary of SSI which shall certify the names of the officers of the Companies, the Borrowers and the Guarantors authorized to sign this Agreement, the Notes, and the other documents or certificates to be delivered pursuant to this Agreement by the Companies, the Borrowers, the Guarantors or any of their officers, together with the true signatures of such officers. Bank One may conclusively rely on such certificates until it shall receive a further certificate of the Secretary of SSI canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

2.4 Compliance with this Agreement. At the time of the initial borrowing, the Companies and the Borrowers shall be in compliance with all of the provisions, warranties, and conditions contained in this Agreement with which they are to comply, and there shall exist no Event of Default, and no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default.

2.5 Execution and Delivery of the Promissory Notes. The Companies and the Borrowers shall have duly and validly executed, issued and delivered the Notes to Bank One.

2.6 Execution and Delivery of Guaranty Agreements. The Guarantors shall have executed and delivered to Bank One their unlimited, unconditional guaranty agreements with respect to all indebtedness of Companies and the Borrowers to Bank One, now existing or hereafter arising, in form and substance satisfactory to Bank One.

2.7. Execution and Delivery of Security Agreements. The Companies; brightwhite solutions, inc.; e-Mongoose, Inc.; Symix Computer Systems Delaware, Inc.; Symix distribution.com, Inc.; and Frontstep, Inc. shall have executed and delivered to Bank One Security Agreements granting Bank One a perfected first priority security interest in the Accounts.

                    SECTION 3: REPRESENTATIONS AND WARRANTIES

In borrowing hereunder, the Companies and the Borrowers represent and warrant to Bank One, which representations and warranties will survive the execution and delivery of this Agreement and the Notes, that:

3.1 Organization & Authority to Execute Loan Documents. The Companies, the Borrowers and the Guarantors are corporations duly organized, validly existing and in good standing under the laws of their respective states or jurisdictions of organization and are duly qualified or licensed to conduct their activities in each jurisdiction in which the nature of such activities make such qualification necessary, and the failure so to qualify might materially and adversely affect the respective business or assets of the Companies, the Borrowers and the Guarantors; that the execution hereof has been duly authorized by appropriate corporate action; there is no prohibition, either in law, in their articles of incorporation, code of regulations or by-laws or in any agreement to which they are a party, which in any way prohibits or would be violated by the execution and carrying out of this Agreement in any respect; this Agreement has been duly executed and the obligations created hereby are valid and binding obligations; and the Notes and guaranty agreements are also valid and binding obligations of the Companies, the Borrowers and the Guarantors, respectively.

3.2 Financial Statements. The Companies have furnished to Bank One complete, true and correct Audited Consolidated Financial Statements as of June 30, 1999 and unaudited quarterly Financial Statements for September 30, 1999; December 31, 1999 and March 31, 2000 that fairly reflect their financial condition. "Audited" shall mean Consolidated and Consolidating Financial Statements which have been audited, prepared, and certified, without qualification, by independent certified public accountants of recognized standing and acceptable to Bank One. There have been no material adverse changes in the financial or business condition or operations since the submission of any financial information to Bank One, and no material adverse changes in their financial or business condition or operations are imminent or threatened.

3.3 No Guaranties of Others' Obligations. The Companies have made no investments in, advances to or guaranties of the obligations of any Person, corporation or other entity except as disclosed in the Financial Statements referred to in Section 3.2 above or as disclosed to Bank One in writing.

3.4 Compliance with Occupational Safety & Health Act. The Companies are not in violation of any requirement of any applicable occupational safety and health act or any standard, rule or order promulgated pursuant thereto or any regulation prescribed pursuant thereto, the violation of which involves (i) the possibility of a material adverse effect on the business, operation or condition of the Companies or (ii) the ability of the Companies to perform this Agreement.

3.5 No Undisclosed Liabilities. The Companies have no liabilities, direct or contingent, except as disclosed in the Financial Statements referred to in Section 3.2 above.

3.6 No Undisclosed Subsidiaries. There exist as of the date hereof no Subsidiaries of Companies except as disclosed to Bank One in writing prior to the execution of this Agreement.

3.7 Good Title to Assets and No Undisclosed Liens. The Companies have good and marketable title to all the property and assets reflected as being owned by them in the Financial Statements referred to in Section 3.2 above, subject to no liens, other than liens reflected on said Financial Statements or said balance sheets or Permitted Liens, except property and assets disposed of since such date in the ordinary course of business.

3.8 Intellectual Property. The Domestic Companies own or possess all patents, trademarks, service marks, trade names, copyrights, permits and licenses, or rights with respect to the foregoing, necessary for the present and planned future conduct of their business, without any known conflict with the rights of others, except as disclosed to Bank One in writing. At the date of this Agreement, there is no such patent, trademark, service mark, trade name, copyright, permit, license or charter of material importance to the conduct of the business of the Companies other than has been disclosed to Bank One in writing.

3.9 No Undisclosed Interest in the Title to Assets. None of the assets or property, the value of which is reflected in the Financial Statements referred to in Section 3.2 above, is held by the Companies as lessee or conditional vendee, or pursuant to a title retention agreement of any kind, except as set forth in said Financial Statements or balance sheets or the notes relating thereto or as disclosed to Bank One in writing.

3.10 No Undisclosed Financing Statements. No financing or continuation statement which names any of the Domestic Companies as debtor and describes a security interest in Accounts has been filed under the Uniform Commercial Code in any state or other jurisdiction except as set forth in the Financial Statements referred to above or as disclosed to Bank One in writing, and the Companies have not agreed to or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien, except Permitted Liens.

3.11 Leases are Valid and Enforceable. Each lease of real estate or personal property to which either of the Companies is a party as lessee is valid, binding, and enforceable by the Companies as lessee in all material respects in accordance with its terms, entitles the lessee to undisturbed possession of the real estate or personal property covered thereby during the full term thereof and no event of default thereunder or event which with the giving of notice or lapse of time or both would constitute an event of default thereunder has occurred.

3.12 Litigation. There is no action, suit or proceeding at law or in equity or any arbitration proceeding or investigation, inquiry or other proceeding by or before any court or governmental instrumentality or other agency now pending or, to the knowledge of the Companies threatened or affecting the Companies or any property or rights of the Companies nor is there any basis therefor, except such of the foregoing which, if adversely determined, would not in the aggregate have a material adverse effect on the Companies or which does not seek to enjoin the consummation of any transaction contemplated by this Agreement. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against or binds the Companies which has, or is likely to have, any material adverse effect on the business or assets or the condition, financial or otherwise, of the Companies.

3.13 Filing of Taxes. The Companies have duly filed or caused to be filed all federal, state and local tax returns which are required to be filed, and have duly paid or caused to be duly paid, all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due. The Companies have made provisions which are believed by the officers of the Companies to be adequate for the payment of such taxes for the years that have not been audited by the respective tax authorities.

3.14 No Adverse Effect from Obligation of Contracts/Law. No Contractual Obligation of or Requirement of Law upon the Companies materially and adversely affects their business, properties or assets, operations or conditions (financial or otherwise), or the ability of the Companies to perform this Agreement, or any other agreement or instrument herein or therein contemplated.

3.15 No Adverse Effect from Default of Contracts/Law. The Companies are not in default under any applicable Contractual Obligation or Requirement of Law so as to affect adversely and materially the business or assets or the condition, financial or otherwise, of the Companies or the ability of the Companies to perform this Agreement, or any other agreement or instrument herein or therein contemplated.

3.16 No Default of this Agreement. There does not exist any Event of Default or any condition or circumstance which constitutes or with lapse of time or the giving of notice or both would constitute an Event of Default.

3.17 Insurance. All of the properties and operations of the Companies of a character usually insured against by Persons of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by such Persons: and the Companies carry, with such insurers in customary amounts, such other insurance, including public and product liability insurance, as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.

3.18 No Untrue or Misleading Statements or Omissions. Neither this Agreement nor any other agreement, instrument or certificate contemplated by or made or delivered pursuant to or in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3.19 Compliance with ERISA. The Companies are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated thereunder (hereinafter referred to as "ERISA"), and no "reportable event" as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Companies.

3.20 Environmental. To the best of the Companies' knowledge, no release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or hazardous waste as defined under the Solid Waste Disposal Act, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clean Air Act, or the Toxic

         Substances and Control Act, have occurred or are presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Companies or any of their Subsidiaries. Except as previously disclosed in writing to Bank One, the Companies have no knowledge of any past or existing violations of any environmental laws, ordinances, or regulations issued by any federal, state or local governmental authority and they has not received any written or oral communication or notice from any judicial or governmental entity nor is it aware of any investigation by any agency for any violation of any environmental laws, ordinances or regulations.

         The Companies covenant and agree that they will not permit or allow, except for use by tenants in incidental quantities in connection with their business and in accordance with all applicable laws and regulations, Pollutants (as hereinafter defined) to be incorporated into, stored upon or used on any premises in such a manner or amount as to violate any federal, state, or local statute, law, ordinance, rule, regulation, decision or order. As the term is used herein, "Pollutants" shall mean any solid, liquid, gaseous or thermal contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, petroleum products or by-products, asbestos, PCB'S, phosphates, lead or other heavy metals, chlorine, radon gas, "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act as is now or hereafter amended or supplemented, and regulations adopted pursuant thereto, "hazardous waste" as defined under the Solid Waste Disposal Act, "air pollutants" as defined under the Clean Air Act, "toxic pollutants" as defined under the Clean Air Act or the Toxic Substances and Control Act or other toxic or hazardous wastes or materials.

3.21 Compliance with Federal Reserve Regs S, T, U, or X. The Companies are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as it is now and may from time to time hereafter be in effect) and no part of the proceeds of any loan will be used to purchase or carry any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. No part of the proceeds of the loan hereunder will be used for any purpose which violates, or which is inconsistent with the provisions of Regulations S, T, U or X of said Board of Governors.

3.22 Private Equity Funding. The Companies have received at least $13,500,000 in private equity funding, in form and substance acceptable to Bank One.

                        SECTION 4: AFFIRMATIVE COVENANTS

Until all indebtedness of Companies to Bank One has been paid:

4.1 Annual Financial Statements. The Companies shall furnish to Bank One within one hundred twenty (120) days after the close of each fiscal year their 10-K filings with the

         Securities and Exchange Commission, to include annual Audited Consolidated and Consolidating Financial Statements which fairly reflect the financial condition of the Companies and their Subsidiaries.

4.2 Periodic Financial Statements. The Companies shall furnish to Bank One within forty-five (45) days after the close of each quarter of each fiscal year their 10-Q filings with the Securities and Exchange Commission, to include Consolidated and Consolidating Financial Statements which shall fairly reflect the financial condition of the Companies and their Subsidiaries and which are certified as true and correct in all material aspects by the Chief Financial Officer of SSI. In addition, the Companies shall furnish to Bank One within forty-five
         (45) days after the close of each quarter of each fiscal year a financial statement showing the tangible net worth and net income of the Excluded Subsidiaries for such period, and which are certified as true and correct in all material respects by the Chief Financial Officer of SSI. The Companies shall furnish to Bank One within thirty
         (30) days after the end of each month Consolidated and Consolidating Financial Statements which shall fairly reflect their financial condition and which are certified as true and correct in all material aspects by the Chief Financial Officer of SSI (except for certain adjustments that are made only on a quarterly basis).

4.3 No Default Certificate. The Companies' Financial Statements called for by Sections 4.1 and 4.2 must be accompanied by a certificate signed by the Chief Financial Officer of SSI stating that, except as disclosed in the certificate, (s)he has no knowledge of any Event of Default or event which, with the lapse of time or notice or both would become an Event of Default hereunder, and, the Companies will cause their independent certified public accountant to provide Bank One with a similar certificate accompanying the annual Audited Consolidating and Consolidated Financial Statements. The Chief Financial Officer of SSI shall deliver the Covenant Compliance Certificate to Bank One (in the form attached hereto as Exhibit 4.3) within 30 days of the end of each fiscal quarter.

4.4      Insurance.  The Companies shall at all times:

         (a) Maintain adequate insurance including, but not limited to, workers' compensation upon all of its properties and operations of a character usually insured against by Persons of established reputation engaged in the same or a similar business similarly situated by financially sound and reputable insurers against loss or damage of the kinds and in the amounts customarily insured against by such Persons with Bank One named as loss payee.

         (b) Maintain with such insurers in customary amounts such other insurance, including public and product liability insurance as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated.

         (c) At the request of Bank One, furnish a statement of its insurance coverage.

         (d) Maintain any other insurance as may from time to time be reasonably requested by Bank One.

         (e) All insurance policies shall contain a provision requiring the insurance companies to provide Bank One not less than ten days written notice prior to cancellation of any such policy.

4.5 Concurrent Payment of Other Bank One Indebtedness. The Companies shall promptly pay any amounts owing to Bank One or any BANC ONE CORPORATION affiliate on account of other indebtedness owing by the Companies from time to time during the term of this Agreement and the Notes executed hereunder.

4.6 Changes in Articles of Incorporation, Code of Regulations or By-Laws. The Companies and the Borrowers shall promptly provide Bank One with written notice of any amendments to or changes in its Articles of Incorporation, code of regulations and/or by-laws, or other similar organizational documents, including such changes as might affect the structure, condition, operation or management of the Companies and the Borrowers and the Companies' and the Borrowers' obligations to Bank One under the terms of this Agreement and shall make such amended articles, code of regulations or by-laws available for inspection by Bank One upon demand.

4.7 Payment of Taxes. The Companies shall promptly pay and discharge all taxes and assessments levied and assessed or imposed upon its property or income as well as all claims which, if unpaid, might by law become a lien or charge upon such property; provided, however, that nothing herein contained shall require the Companies to pay any such taxes, assessments or claims so long as the Companies shall in good faith contest the validity, stay the execution and enforcement thereof and reserve for the same on their financial statements if required by generally accepted accounting principles.

4.8 Compliance with Laws. The Companies will promptly comply in all substantial respects, with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which they are subject or which are applicable to its business, property and assets if noncompliance therewith would materially and adversely affect its business.

4.9 Preserve and Maintain Corporate Rights. The Companies and the Borrowers shall preserve and maintain their corporate existence, rights, franchises and privileges in the jurisdiction of their organization, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain their corporate existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of the Companies or the Borrowers.

4.10 Payment of Legal Costs. The Companies will pay all out-of-pocket expenses of Bank One in connection with the collection and enforcement of this Agreement, the Notes and other agreements and documents contemplated herein. The Companies shall, upon request, promptly reimburse Bank One for all amounts expended, advanced or incurred by Bank One to satisfy any obligation of the Companies under this Agreement and other agreements and documents contemplated herein, or in the collection and enforcement of the Notes and Bank One's rights under this Agreement including all court costs, reasonable attorney's fees, fees of auditors and accountants and investigation expenses reasonably incurred by Bank One in connection with such collection and enforcement, together with interest at the post-maturity rate set forth herein on such amount from the date of written demand by Bank One for reimbursement until the date Bank One is actually reimbursed.

4.11 Maintain and Preserve Assets. The Companies shall use reasonable efforts in good faith to maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of the Companies' properties necessary for the conduct of their business, if failure to maintain and preserve such properties would over a substantial period of time materially and adversely affect the Companies.

4.12 ERISA Reports. The Companies will promptly furnish to Bank One (i) if requested by Bank One, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any other trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event" as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the Chief Financial Officer of SSI specifying the nature thereof, what action the Companies are taking or propose to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto. The Companies will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Companies, and comply with all applicable provisions of ERISA.

4.13 Notification of Certain Adverse Events. The Companies shall promptly notify Bank One if the Companies learns of the occurrence of (a) any event which constitutes an Event of Default, together with a detailed statement by a responsible officer of the Companies of the steps being taken to cure the effect of such Event of Default; or (b) the receipt of any notice or the taking of any other action by the holder of any promissory note, debenture or other evidence of indebtedness of the Companies or of any security (as defined in the Securities Act of 1933, as amended) of the Companies with respect to a claim of default, together with a detailed statement by a responsible officer of the Companies specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Companies are taking or propose to take with respect thereto; or (c) any legal, judicial or regulatory proceedings affecting the Companies or any of the properties of the Companies in which the amount involved is material and is not covered by insurance or which, if adversely determined would have a material adverse effect; or

         (d) any dispute between the Companies and any governmental or regulatory body or any other Person which, if adversely determined would have a material adverse effect.

4.14 Notice of the Existence of Pollutants. If the Companies or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Pollutants in hazardous quantities in its operations, the Companies shall immediately notify Bank One of the commencement of such activity with respect to each such Pollutant. Companies shall cause any Pollutants which are now or may hereafter be used or generated in the operations of the Companies or any Subsidiary in hazardous quantities to be accounted for and disposed of in compliance with all applicable federal, state, and local laws and regulations. The Companies will notify Bank One immediately upon obtaining knowledge that:

         (a) any premises are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Pollutants, the purpose of which investigation is to quantify the levels of Pollutants located on such premises, or

         (b) The Companies or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Pollutants, including, but not limited to the contamination of past and present waste disposal sites.

         If the Companies or any Subsidiary are notified of any event described at items (a) or (b) above, the Companies shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Companies or the Subsidiary with respect thereto, and Bank One shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Companies. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of Bank One, which approval shall not be unreasonably withheld.

4.15 Inspection of Books and Records. Upon request by Bank One, the Companies shall make available for inspection to duly authorized representatives of Bank One any of their books and records, and shall furnish to Bank One any information regarding their business affairs and financial condition including copies of any contracts entered into by Companies within a reasonable time after receipt of written request therefor.

4.16 Inspection of Property. The Companies shall make available for inspection to duly authorized representatives of Bank One any of their property and assets for the purpose of ascertaining that the covenants and conditions of this Agreement are being complied with.

4.17 Information Provided to Others. The Companies shall furnish to Bank One, promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Companies send to their stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Companies file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, including, but not limited to, annual 10-K reports and quarterly 10-Q reports.

4.18 Accounts Receivable Reporting. SCSI will furnish to Bank One as soon as practicable after the end of each calendar month, and in any event within 10 days thereafter, a summary Accounts aging report in a format acceptable to Bank One and a Borrowing Base Certificate for such month. From time to time, SCSI shall be required to deliver detailed aging schedules, trial balances, test verifications of Accounts and other reports reasonably requested by Bank One. The Companies shall assist Bank One in the completion (at a cost of $5,000 to the Companies) of a field audit of the Accounts by July 31, 2000.

4.19 Retention of Certain Officers. The Companies shall retain the services of Stephen A. Sasser and Lawrence W. DeLeon, or persons of similar experience and reputation to serve in such office.

4.20 Pledge of Intercompany Note. The Companies shall cause each Non-Obligor Subsidiary (except Symix Computer Systems (Malaysia) Sdn Bhd.) to execute an intercompany promissory note that evidences all borrowings that such Non-Obligor Subsidiaries make from the Companies of funds borrowed under the $13,000,000 Revolving Credit Note, and the Companies shall deliver such intercompany promissory note to Bank One as security for the amounts due hereunder and under the Revolving Credit Notes.

                          SECTION 5: NEGATIVE COVENANTS

Except with the prior written consent of Bank One:

5.1 Encumbering Assets. The Companies and their Subsidiaries shall not create, incur, assume or permit to continue any mortgage, pledge, encumbrance, lien or charge of any kind upon or security interest in any of their or any Subsidiary's property or assets, whether now owned or hereafter acquired, except (a) the Pledge Agreement contemplated hereby (as set forth in Section 6.3 of the Third Amendment to Loan Agreement dated June 1, 1998), (b) purchase money liens for fixed assets not to exceed an aggregate amount of Three Million Dollars ($3,000,000), and (c) Permitted Liens as defined herein. The Companies and Subsidiaries shall not grant a "negative pledge" of assets, exemplified by the preceding sentence, to any Person other than Bank One.

5.2 Debt. The Companies and their Subsidiaries shall not create, incur, assume or suffer to exist any Funded Debt or Current Debt except (a) debt represented by the Notes, (b) other indebtedness to Bank One, (c) purchase money debt for fixed assets that shall not exceed an aggregate of Three Million Dollars ($3,000,000), (d) unsecured indebtedness to trade creditors arising out of the ordinary course of business and (e) indebtedness incurred by Symix (U.K.) Ltd. pursuant to an overdraft facility provided by Barclays Bank PLC in an amount not to exceed (pound)100,000; provided however, that Bank One consents to the acquisition of Profit Solutions, Inc., which will cause the issuance of subordinated debt thereunder in an amount not to exceed $5,000,000.

5.3 Guaranty of Others' Debts. Companies and Subsidiaries shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, provided, however, that the Companies may guarantee, endorse, or otherwise become liable upon the obligations of Subsidiaries (a) to the extent the Subsidiaries have incurred debt permitted by Section 5.2(c) of this Agreement, (b) to the extent the Subsidiaries have entered into leases of real property with annual payments not to exceed $250,000 and (c) regarding indebtedness incurred by Symix (U.K.) Ltd. pursuant to an overdraft facility provided by Barclays Bank PLC in an amount not to exceed (pound)100,000 principal and (pound)20,000 interest and expenses.

5.4 Merger or Consolidation. The Companies and Subsidiaries shall not merge or consolidate, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in any other Person, except for (a) any such merger or consolidation of the Companies with a Subsidiary or a merger of a Subsidiary with a Subsidiary (as long as such merger does not cause a Guarantor to be merged into a Subsidiary that is not a Guarantor or a Borrower), or (b) any such purchase or other acquisition by the Companies of the assets or stock of any Subsidiary, (c) any such merger or consolidation with or purchase or other acquisition of any Person that operates any business that is a Core Business in which the amount paid, when combined with the liabilities assumed, is less than One Million Dollars ($1,000,000) for such single transaction or causes the aggregate such amount in any fiscal year to be less than Two Million Dollars ($2,000,000) and for which the Companies have presented a covenant compliance certificate to Bank One that demonstrates compliance with Sections 5.9, 5.10, 5.11 and 5.12 hereof on a pro forma basis; provided, however, that Bank One consents to the acquisition of Profit Solutions, Inc.

5.5 Transfer of Substantial Portion of Assets. The Companies and Subsidiaries shall not liquidate or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets other than in the ordinary course of business without prior written approval of Bank One which shall not be unreasonably withheld; provided however, that Bank One consents to the sale/leaseback of the office building by Symix distribution.com, Inc. that expires no later than December 31, 2000 for no more than $15,000 per month.

5.6 Creation of New Subsidiaries. The Companies and Subsidiaries shall not incorporate, create, acquire, form, establish or fund any Subsidiary unless Bank One shall immediately be notified in writing of the creation or acquisition of such Subsidiary and such Subsidiary shall immediately execute such documents as Bank One deems necessary for Subsidiary to guarantee upon all indebtedness outstanding hereunder; provided, however, that Symix Computer Systems (Malaysia), Inc., Symix Systems (Ontario), Inc., Visual Applications Software, Inc. and Symix Computer Systems (New Zealand), Inc. and any Subsidiary created after January 31, 1998 (collectively, the "Excluded Subsidiaries") shall not be required to sign guaranties until the tangible net worth of such entity exceeds $250,000; provided, further, however, that Symix (France), NA shall not be required to sign a guaranty.

5.7 Discounting Notes/Accounts. The Domestic Companies and Subsidiaries shall not discount or sell any of their notes or Accounts; provided, however, that Accounts other than Accounts of Domestic Companies may, in the normal course of business, be discounted or sold by the Companies.

5.8 Sale/Leaseback Transactions. The Companies and Subsidiaries shall not enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Companies or Subsidiaries of real or personal property which has been or is to be sold or transferred by the Companies or Subsidiaries to such lender or investor; provided however, that Bank One consents to the sale/leaseback of the office building by Symix distribution.com, Inc.

5.9 Minimum Net Worth. The Companies shall not permit the Minimum Net Worth (as defined below) to be less than:

                 Fiscal Quarter Ended                      Minimum Amount of Tangible Net Worth
                 June 30, 2000                                          $23,000,000
                 September 30, 2000                                     $23,000,000
                 December 31, 2000                                      $23,250,000
                 March 31, 2001                                         $24,500,000
                 June 30, 2001                                          $27,000,000

         "Minimum Net Worth" means the consolidated stockholders' equity of the Companies reflected on the Consolidated and Consolidating Financial Statements of the Companies.

5.10 Leverage Ratio. The Companies shall not permit the Leverage Ratio to exceed 2.00 to 1.00 during the term of this Agreement..

5.11 Minimum EBITDA. The Companies shall not permit Minimum EBITDA (as defined below) to be less than:

                 Fiscal Quarter Ended                                  Minimum EBITDA
                 June 30, 2000                                           $  175,000
                 September 30, 2000                                     ($2,300,000)
                 December 31, 2000                                       $1,875,000
                 March 31, 2001                                          $1,750,000
                 June 30, 2001                                           $3,875,000

         "Minimum EBITDA" means the Consolidated net operating income (or loss) of the Companies plus depreciation and amortization of intangibles plus amortization of capitalized software expense minus additional capitalized software calculated for the then-current reporting quarter.

5.12 Current Ratio. The Companies shall not permit the Consolidated Current Ratio to be less than 1.50 to 1.00, calculated as of the end of each fiscal quarter for the then-current reporting quarter.

5.13 Funding. The Companies shall not use the proceeds of the Revolving Credit Notes to fund any Non-Obligor Subsidiary acquisitions or non-operational purposes or obligations other than operating cash flow of such Non-Obligor Subsidiary. The Companies shall not (and shall not permit any Subsidiary to) loan or otherwise advance funds to Symix Computer Systems (Malaysia) Sdn Bhd. in an amount to exceed $200,000 in the aggregate outstanding at any time.

5.14 Royalty Agreements. The form of royalty agreement in place between the Companies and each of the Subsidiaries is attached hereto as Exhibit
         5.14. The Companies shall not materially change, amend or modify this royalty agreement or any term thereof without the prior written consent of Bank One. After the occurrence of an Event of Default hereunder, the Companies shall enforce each royalty agreement to require payment to be made by each Subsidiary, as long as the Subsidiary has positive net worth, calculated without intercompany liabilities.

5.15 Capital Expenditures. The Companies and the Subsidiaries will not incur capital expenditures in excess of $2,000,000 per fiscal quarter; provided, however, if the Companies and Subsidiaries incur less than $2,000,000 in capital expenditures in any fiscal quarter, the Companies and Subsidiaries can incur capital expenditures in excess of $2,000,000 in subsequent fiscal quarters to the extent of any such shortfall; provided, further, however, that the capital expenditures in fiscal year 2001 shall in no event exceed $5,200,000.

                    SECTION 6: EVENTS OF DEFAULT AND REMEDIES

If any of the following events ("Events of Default") shall occur and be continuing:

         A. The Companies or the Borrowers shall default in the payment of any installment of the principal of the Notes when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, provided such default shall continue for a period of ten (10) calendar days; provided, that the ten (10) day grace period shall not apply in the Event of Default of payment upon the stated maturity of the Notes;

         B. The Companies or the Borrowers shall default in the payment of interest on the Notes, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise; provided that such default shall continue for a period of ten (10) calendar days;

         C. The Companies or the Borrowers shall default with regard to any payment of principal or interest on or the performance or observance of any covenant, condition or agreement of any other instrument of indebtedness executed by the Companies or the Borrowers;

         D. Any representation or warranty made by the Companies or the Borrowers in this Agreement or in connection with the loans hereunder, or in any report, certificate, financial statement or other agreement, document or instrument furnished in connection with this Agreement or the loans hereunder shall prove to be false or misleading in any material respect;

         E. The Companies shall fail to observe or perform any covenant, condition or agreement in Section 5 of the Agreement; provided that such failure shall continue unremedied for a period of twenty (20) days after written notice thereof;

         F. The Companies shall fail to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement (excluding Section 5); provided that such default shall continue unremedied for thirty (30) days after written notice thereof is sent by Bank One to the Companies, including a description thereof;

         G. The Companies shall fail to observe or perform any covenant, condition or agreement in the Notes;

         H. An event of default under any guaranty or similar agreement (including the Security Agreements referred to in Section 2.8) executed in connection with the loans hereunder shall occur and be continuing;

         I. Final judgment for the payment of money in excess of One Million Five Hundred Thousand Dollars ($1,500,000) shall be rendered against the Companies or any Subsidiary and the same shall remain undischarged for a period of thirty (30) consecutive days during which the execution shall not be effectively stayed;

         J. The Companies or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for them or for any of their property, (ii) admit in writing their inability to pay their debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against them in any proceeding under any such law or if corporate action shall be taken by the Companies or any Subsidiary for the purpose of effecting any of the foregoing;

         K. An order, judgment or decree shall be entered without the application, approval or consent of the Companies or any Subsidiary by any court of competent jurisdiction, approving a petition seeking reorganization of the Companies or any Subsidiary or appointing a receiver, trustee or liquidator of the Companies or any Subsidiary or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) days;

         then upon the occurrence of any such Event of Default specified in subdivisions A, B, C, D, E, F, G, H, I and K of this Section, Bank One shall have the option to cease disbursements under the Revolving Credit Notes and/or to terminate its commitment to lend and to declare all amounts due under the Notes to be immediately due and payable both as to principal and interest. Automatically upon the occurrence of any of the events specified in subdivision J of this Section, Bank One's commitment to lend shall terminate and all amounts due under the Notes shall become immediately due and payable. The Notes shall then become immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. It is understood that the remedies of Bank One hereunder shall be cumulative in nature rather than exclusive and that the failure of Bank One to exercise its rights upon an Event of Default by the Companies hereunder shall not be deemed to be a waiver by Bank One of that Event of Default or any of its rights hereunder. BANK ONE SHALL NOT BE REQUIRED, AS A CONDITION TO THE LIABILITY OF ANY OF THE COMPANIES, TO RESORT TO, ENFORCE OR EXHAUST ANY OF ITS REMEDIES AGAINST ANY OTHER OF THE COMPANIES OR TO RESORT TO, ENFORCE OR EXHAUST ANY OF ITS REMEDIES AGAINST ANY PROPERTY WHICH MAY AT ANY TIME BE GIVEN OR HELD AS SECURITY FOR THE NOTES OR UPON WHICH BANK ONE OBTAINS A LIEN FOR REPAYMENT OF THE NOTES. When any indebtedness of the Companies to Bank One becomes due, by acceleration or otherwise, Bank One shall have the right, without notice to the Companies, any party claiming under the Companies, or any other party, such notice being hereby expressly waived, and without regard to the adequacy or value of the collateral or the solvency or insolvency of the Companies, to the appointment of a receiver by a court of competent jurisdiction chosen solely by Bank One, upon application at any time, whether prior to or after a judgment has been obtained against Companies, to take possession of the business of the Companies together with its books and records, to maintain or to liquidate said business, to collect the proceeds of the collateral and apply the net proceeds to any indebtedness of the Companies to Bank One. The Companies consents to jurisdiction and venue for the appointment of such receiver by such court and agrees that any receiver so appointed may take possession of the business of the Companies, together with the collateral in any other jurisdiction in which the collateral may be located.

                             SECTION 7: DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meaning. All accounting terms not specifically defined herein shall have the meanings of such terms as used in accordance with generally accepted accounting principles in the United States applied on a consistent basis:

         "$13,000,000 Revolving Credit Note" and the "$2,000,000 Revolving Credit Note" are defined in Section 1.1.2.

         "Account" means and includes all accounts (whether or not earned by performance), contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, tax refunds and tax refund claims) and all other forms of obligations owing to either of the Companies, whether secured or unsecured, whether now existing or hereafter created, by account debtors whose principal place of business is the United States of America, and all guaranties and other security therefor, all merchandise returned to or repossessed by either of the Companies, and all rights of stoppage in transit and all other rights and remedies of an unpaid vendor, lienor or secured party.

         "Agreement" is defined in the preamble.

         "Audited" is defined in Section 3.2.

         "Bank One" is defined in the preamble.

         "Benchmark Rate" is defined in Section 1. 1.4.

         "Borrowers" means the Companies, Symix Systems Ontario, Inc., an Ontario corporation and Visual Applications Software, Inc., an Ontario corporation, or any successor corporations.

         "Borrowing Base" means the Net Value of Eligible Accounts.

         "Borrowing Base Certificate" means a certificate, in the form required by Bank One, signed by a duly authorized officer of the Companies, that computes the Borrowing Base, together with any memo of returns and credits, remittance report, schedule of Accounts and such other supporting documents and materials which Bank One, in its sole discretion, may require to be delivered with such certificate.

         "Business Day" shall mean any day other than a Saturday, a Sunday, and other legal holidays on which the principal office of Bank One is closed.

         "Companies" and "Company" are defined in the preamble.

         "Consolidated Tangible Net Worth" shall mean the Consolidated net worth of the Companies (after eliminating all inter-Companies accounts), less all Consolidated Intangible Assets of the Companies. Net worth shall be determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that Consolidated Tangible Net Worth shall include no appraisal surplus of any type or description.

         "Consolidating", "Consolidated" and "Consolidated and Consolidating" shall include the Companies and all Subsidiaries and shall mean, in reference to financial statements and reports, any covenants, representations, warranties, or agreements of the Companies under this Agreement, or definitions in this Section, that the same are prepared or determined in accordance with generally accepted accounting principles applied on a consistent basis, but eliminating all inter-Companies transactions on any consolidated statements or reports.

         "Contractual Obligation" shall mean for the Companies any obligation, covenant, representation, warranty or condition contained in any evidence of indebtedness or any agreement or instrument under or pursuant to which any evidence of indebtedness has been issued, or any other material agreement, instrument or guaranty, to which the Companies is a party or by which the Companies or any of its assets or properties are bound.

         "Core Business" shall mean the ownership, marketing, distribution, licensing and maintenance of software and related products, the rendering of related professional services and training with respect to such software and products and business incidental thereto.

         "Credit Commitment" is defined in Section 1.1.1.

         "Current Assets" and "Current Liabilities" shall mean the current assets and current liabilities of the companies, all determined in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, that "Current Assets" shall exclude all prepaid items and "Current Liabilities" shall include all deferred revenue and the current portion of deferred taxes.

         "Current Debt" shall mean any obligation for borrowed money (and any negotiable instruments and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one (1) year from the date of the creation thereof.

         "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities.

         "Debt" shall mean for the Companies:

                  (i) any indebtedness for borrowed money which the Companies directly or indirectly created, incurred, assumed, endorsed (other than for collection in the ordinary course of business), discounted with recourse or in respect of which Companies is otherwise directly or indirectly liable including, without limitation, indebtedness in effect guaranteed by the Companies through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such indebtedness or any security therefore, or to provide funds for the payment or discharge of such indebtedness or any liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or to maintain the solvency or other financial condition of the obligor of such indebtedness, or to make payment for any products, materials or supplies or for any transportation or service regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that the holders of such indebtedness will be protected against loss in respect thereof,

                  (ii) any indebtedness, whether or not for borrowed money, which the Companies has incurred, assumed, guaranteed or with respect to which the Companies has become directly or indirectly liable (including, without limitation, through any agreement of the character referred to in clause (i) hereto and which represents or has been incurred to finance the purchase price of any property or business, whether by purchase, consolidation, merger or otherwise),

                  (iii) any indebtedness, whether or not for borrowed money, which is secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any property owned or held by the Companies subject thereto, whether or not the Companies has any personal liability for such indebtedness.

         "Domestic Company" means the Companies; Symix distribution.com, Inc.; Symix Computer Systems Delaware, Inc.; e-Mongoose, Inc.; Frontstep, Inc. and brightwhite solutions, inc.

         "ERISA" is defined in Section 3.19.

         "Event of Default" shall mean any of the events specified in Section 6 provided that there has been satisfied any requirements in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Eligible Account" means each Account of a Domestic Company which, at the time of determination, meets all the following qualifications: (a) such Domestic Company has lawful and absolute title to such Account, and such Account is not subject to any lien charge or encumbrance ("Lien") whatsoever; (b) such Domestic Company has the full unqualified right to grant a Lien in such Account to Bank One; (c) the Account is evidenced by an invoice issued to the proper account debtor (a "Customer") and is not evidenced by any instrument or chattel paper; (d) the Account arose from the sale of goods or services by such Domestic Company in the ordinary course of business, which goods or services have been shipped or delivered to the Customer under such Account; and such sale was an absolute sale and not on consignment, approval or a sale-and-return basis; (e) no notice of the bankruptcy, receivership, reorganization or insolvency of the Customer has been received by such Domestic Company; (f) the Account is a valid, legally enforceable obligation of the Customer, and is not subject to any dispute, offset, counterclaim, or other defense on the part of such Customer; (g) the terms of the Account require payment no more than 120 days from the date an invoice is issued and the Account is less than 121 days past due; (h) the Customer on the Account is not (1) the United States of America or any foreign government, or any department, agency or instrumentality thereof (unless such Domestic Company and Bank One shall have fully complied with the Assignment of Claims Act of 1940, as amended, or any other applicable law governing government Accounts, with respect to such Account), (2) SCSI, or any affiliated company or Subsidiary, (3) located outside the United States, or (4) indebted to SCSI or any affiliated company or Subsidiary in an amount, which when added to all other amounts then owed to SCSI by any affiliate of such Customer, exceeds 50% of the amount of all then outstanding Eligible Accounts; (i) such Domestic Company is not indebted to the Customer on the Account (or any affiliate of such Customer) for any goods provided or services rendered to such Domestic Company; (j) the Account is not owing by any Customer with 50% or more of the value of its outstanding Accounts not qualifying as Eligible Accounts; (k) the Account is an Account representing all or part of the sales price of merchandise, insurance and service within the meaning of
         Section 3(c)(5) of the Investment Company Act of 1940, as amended; (l) a purchase of the Account would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; and (m) the Account is denominated and payable only in United States dollars in the United States. "Financial Statements" shall mean for any period a balance sheet as of the close of the period, an operating statement for the period including detailed expense schedules, a statement of changes in cash flows and a reconciliation of retained earnings, all prepared in accordance with generally accepted accounting principles applied on a consistent basis without exception.

         "Excluded Subsidiaries" is defined in Section 5.6.

         "Funded Debt" shall mean any Debt of the Companies, payable more than one (1) year from the date of the creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability, and shall include all capitalized lease obligations of every type and description.

         "Guarantors" shall mean Symix distribution.com, Inc.; Symix Computer Systems (Canada), Inc.; Symix (UK) Ltd.; Symix Computer Systems (UK) Ltd.; Symix Systems

         B.V.; Symix Computer Systems Delaware, Inc.; e-Mongoose, Inc.; Frontstep, Inc.; brightwhite solutions, inc.; and Symix Computer Systems (Mexico) S. De R.L. De C.V.

         "Intangible Assets" shall mean the aggregate amount of all goodwill, patents, trademarks, franchises, licenses, excess of cost over book value of assets acquired, deferred expenses of any type or description, appraisal surplus and any other assets classified as intangible assets under generally accepted accounting principles, which are carried as assets on the Financial Statements of Companies.

         "Leverage Ratio" shall mean the ratio of Total Consolidated Liabilities to Consolidated Tangible Net Worth.

         "LIBOR" is defined in Section 1.1.4.

         "LIBOR Rate" is defined in Sections 1.1.4 and 1.2.4.

         "Loan" means a borrowing made at the Prime Rate or the LIBOR Rate.

         "Net Value of Eligible Accounts" means (a) 75% of the lower of the book value or collectible value of Eligible Accounts, as reflected in the Borrower's books in accordance with GAAP, net of all credits, discounts and allowances (including all unissued credits in the form of a competitive allowance or otherwise).

         "Non-Obligor Subsidiary" means Symix Asia Company Ltd., Symix Computer Systems (Hong Kong) Ltd., Symix Computer Systems (Singapore) Pte. Ltd., Symix Computer Systems (Australia) Pty. Ltd., Symix Computer Systems (Malaysia) Sdn Bhd., Symix New Zealand, Ltd., Symix Italia, S.r.l. and any other Subsidiary created after January 31, 1998 that does not have a tangible net worth in excess of $250,000.

         "Notes" is defined in Section 1.2.l.

         "Permitted Liens" shall mean:

                  (i) Liens securing taxes, assessments, fees or other governmental charges or levies, or the claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons;

                  (ii) Liens incurred or deposits made in the ordinary course of business (a) in connection with workman's compensation, unemployment insurance, social security and other similar laws, or (b) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds, or (c) other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances, or the payment of the deferred purchase price of property;

                  (iii) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of such proper-ties or materially interfere with their use in the ordinary conduct of Companies' business; and

                  (iv) Liens in favor of Bank One.

         "Person" shall mean and include an individual, sole proprietorship, trust, limited liability company, partnership, corporation, unincorporated organization and a government or any department or agency thereof.

         "Plan" shall mean any plan, benefit or program of benefits or perquisites which has been or is being currently provided to one or more employees or which may in the future be established, maintained, or contributed to by the Companies (or in which the Companies or any of its employees participate, which provides benefits to employees or former employees of the Companies), including any "employee benefit plan" as defined in ERISA, any payroll practice or personnel policy, and any system of governmental or other benefits to the costs of which the Companies contributes by any means.

         "Pollutants" is defined in Section 3.20.

         "Prime Rate" shall mean the rate announced by Bank One from time to time as its Prime Rate, which rate may not be the lowest or best rate offered by Bank One.

         "Requirement of Law" shall mean for the Companies, any term, condition, or provision of any law, rule, judgment, regulation, order, writ, injunction or decree of any court or government, domestic or foreign, or any ruling of any arbitrator to which Companies are a party or by which the Companies or any of their assets or property are bound or affected or from which the Companies derive benefits, and if the Companies are a corporation, their charter documents, code of regulations and by-laws.

         "Revolving Credit Note" is defined in Section 1.1.2.

         "SSI" is defined in the preamble.

         "SSCI" is defined in the preamble.

         "Subsidiary" shall mean any corporation fifty-one percent (51%) or more of the voting stock of which is directly or indirectly controlled by the Companies.

         "Total Consolidated Liabilities" shall mean all Consolidated liabilities of the Companies (after eliminating all intercompanies accounts), except any non-current provision for deferred federal income taxes, all determined in accordance with generally accepted accounting principles applied on a consistent basis.

                            SECTION: 8 MISCELLANEOUS

8.1 Successors and Assigns. All covenants, representations, warranties and agreements in this Agreement made by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Companies' rights under this Agreement shall not be assignable without the prior written consent of Bank One.

8.2 Notice. Notice shall be deemed to have been properly given to Companies when deposited in the United States mail, registered or certified, postage prepaid, and addressed to Symix Systems, Inc., Attn: Chief Financial Officer at 2800 Corporate Exchange Drive, Columbus, Ohio 43231 whether or not the same is actually received by Companies. Any communication to Bank One shall be deemed properly given if similarly mailed to the address of its Main Office, Corporate Banking Division at 100 East Broad Street, Columbus, Ohio 43271. Such addresses may be changed upon giving notice to the other party as provided herein.

8.3 Waiver. No delay on the part of Bank One in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified, are cumulative and not exclusive of any other rights and remedies which Bank One would otherwise have.

8.4 Duration. This Agreement and all covenants, agreements, representations and warranties made herein and in the various certificates delivered pursuant hereto shall survive the making of the loan(s) by Bank One, the execution and delivery to Bank One by the Companies of the Notes, and payment of the Notes.

8.5 Governing Law and Jurisdiction. This Agreement shall in all respects be interpreted in accordance with and enforceable under the laws of the State of Ohio. In event of a dispute hereunder, Companies irrevocably submit to the jurisdiction of the courts of competent jurisdiction in Franklin County, Ohio, and hereby waives any objection to the laying of venue in such courts, including but not limited to any claim that any action or proceeding brought in such court has been brought in an inconvenient forum. This Section 8.5 shall not prevent Bank One from taking whatever steps or actions are necessary to enforce its rights under this Agreement in any other jurisdiction.

8.6 Credit Information. Companies authorizes Bank One to exchange Bank One deposit, credit and borrowing information about Companies with third parties.

8.7 Amendments. Notwithstanding any provision to the contrary contained herein, any term of this Agreement may be amended by consent of the parties; provided that no amendment, modification or waiver of any provision of this Agreement or of the Notes shall be effective unless the same shall be in writing and signed by Companies and Bank One.

8.8 Severability. In the event that any one or more of the provisions contained in this Agreement or in the Notes shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the Notes.

8.9 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.10 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for Bank One to honor its obligation to make or maintain loan(s) hereunder, then Bank One shall promptly notify the Companies thereof and Bank One's obligation to make or maintain loan(s) hereunder shall be suspended until such time as Bank One may again make and maintain such affected loan(s) and the Companies shall, upon the request of Bank One on the date specified, prepay any of such loan(s) then outstanding together with accrued interest and any other amounts due under the Notes and this Agreement.

8.11 Entire Agreement. This Agreement together with all other documents executed in connection with this Agreement constitute the ONLY agreement and understanding between Bank One and Companies and supersede any and all prior agreements and understandings, oral or written, relating to this Agreement and all other documents executed in connection with this Agreement. Companies acknowledge that they have not relied on any oral promises or representations by Bank One other than those set forth in this Agreement and all other documents executed in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Bank One, NA

By: /s/ Michael R. Zaksheske
   ---------------------------------------------
        Michael R. Zaksheske, its Vice President

Date:    5/18/00


Symix Systems, Inc.

By: /s/ Lawrence W. DeLeon
   ----------------------------------------
    Lawrence W. DeLeon, its Vice President,
    Chief Financial Officer and Secretary

Date:    5/18/00

Symix Computer Systems, Inc.

By: /s/ Lawrence W. DeLeon
   ----------------------------------------
    Lawrence W. DeLeon, its Vice President,
    Chief Financial Officer and Secretary

Date:    5/18/00

                                   EXHIBIT A-1

                SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE


================================================================================
$13,000,000                                                       Columbus, Ohio
                                                                    May 18, 2000
================================================================================

         On or before July 1, 2001, for value received, the undersigned, SYMIX SYSTEMS, INC., an Ohio corporation and SYMIX COMPUTER SYSTEMS, INC., an Ohio corporation (individually, a "Company" and, collectively, the "Companies") hereby jointly and severally promise to pay to the order of Bank One, NA, a national association (the "Bank") or its assigns, as further provided herein, the principal amount of Thirteen Million Dollars ($13,000,000) or, if such principal is less, the aggregate unpaid principal amount of all loans made by the Bank to the Companies pursuant to the Credit Commitment under the Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined in accordance with the provisions of Section 1.1.4 of the Agreement, payable as set forth in the Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Bank, 100 East Broad Street, Columbus, Ohio 43271-0170. This Second Amended and Restated Revolving Credit Note amends and restates in its entirety the Amended and Restated Revolving Credit Note issued to the Bank by the Companies dated June 1, 1998, the Amended and Restated Revolving Credit Note issued to the Bank by the Companies dated March 4, 1998, the Amended and Restated Revolving Credit Note issued to the Bank by the Companies dated August 13, 1997 and the Revolving Credit Note issued to the Bank by the Companies dated May 20, 1996.

         SECTION 1. LOAN AGREEMENT. This Second Amended and Restated Revolving Credit Note is the $13,000,000 Revolving Credit Note referred to in the Amended and Restated Loan Agreement dated as of the date hereof (the "Agreement") between the Companies and the Bank, as the same may be amended, modified or supplemented from time to time, which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Second Amended and Restated Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified.

         SECTION 2. WAIVER OF PRESENTMENT. The Companies hereby waive presentment, demand, notice, protest, notice of protest, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Second Amended and Restated Revolving Credit Note.

         SECTION 3. CONFESSION OF JUDGMENT. The Companies hereby authorize any attorney at law to appear for the Companies, in an action on this Second Amended and Restated Revolving Credit Note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Companies and to confess judgment in favor of the holder of this Second Amended and Restated Revolving Credit Note against the Companies for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered. No judgment against one Company shall impair the Bank's right to receive a confession of judgment against the remaining Company.

         SECTION 4. WAIVER OF JURY TRIAL. THE BANK AND THE COMPANIES HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE COMPANIES ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANIES AND THE BANK IN CONNECTION WITH ANY LOAN DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE COMPANIES. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT RELATED HERETO.

         SECTION 5. NATURE OF OBLIGATIONS. The obligations of the Companies hereunder (the "Obligations") are joint and several and a separate action or actions may be brought and prosecuted against either Company regardless of whether any action is brought against the other Company or whether the other Company is joined in any such action(s). The Companies may be sued together or either of them may be sued separately without first, contemporaneously or subsequently, suing the other. The Bank may compromise with either of the Companies for less than all of the amounts owing hereunder and under the Loan Documents and release either of the Companies from all further liability to the Bank for the amounts owing hereunder and under the Agreement all without impairing the rights of the Bank to demand and collect the balance of the amounts owing hereunder and under the Agreement from the other Company not so sued or released. There shall be no duty or obligation of the Bank to exhaust any remedy in law or in equity against either Company before bringing suit or instituting proceedings of any kind against the other Company. The Companies and all sureties, endorsers and guarantors of this Second Amended and Restated Revolving Credit Note (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Second Amended and Restated Revolving Credit Note,
(b) agree to any release of any party primarily or secondarily liable thereon, and (c) consent to any extension or postponement of time of payment of this Second Amended and Restated Revolving Credit Note and to any other indulgence with respect hereto without notice thereof to any of them.

         The Obligations hereunder are irrevocable and may only be discharged by the full and timely payment of the amounts owing by the Companies hereunder and thereunder and will not be discharged, released, altered or modified by any other action or omission of any Person, on any one or more occasions, including, without limitation (a) the amendment, modification or waiver of the Agreement or any performance due hereunder or thereunder, (b) the impairment, grant, exchange, release, surrender or disposal of any collateral, (c) the release or discharge of a Company's Obligations, (d) the existence or assertion by either Company of any personal defense to its obligations including, without limitation, bankruptcy, (e) the exercise, pursuit or waiver of any right or remedy that the Bank may have at any time, (f) the Bank's failure to give notice to either Company of the occurrence of any default in the Company's performance hereunder or under the Agreement, (g) the taking or omission to take any action hereunder or under the Agreement, (h) the Bank's release or discharge of any guaranty or accommodation with respect to the Obligations, (i) the impossibility or illegality of performance by the Companies or (j) any change in the corporate organization of the Bank.

         If either Company at any time shall pay any sums on account of any Obligation or take any other action in performance of any Obligation, such Company shall be subrogated to the rights, powers, privileges and remedies of the Bank in respect of such Obligation; provided that all such rights of subrogation and all claims and indebtedness arising therefrom shall be, and the Company hereby agrees that the same are, and shall be at all times, in all respects subordinate and junior to the Banks claims for all the Obligations, and provided, further, that the Company hereby agrees that it shall not seek to exercise any such rights of subrogation, reimbursement, exoneration, or indemnity whatsoever or any rights of recourse to any security for any of the Obligations unless or until all the Obligations shall have been indefeasibly paid in full. The waivers, representations, warranties, covenants and agreements contained in this paragraph are for the benefit of and may be enforced by the Bank and such Company and their respective successors and assigns, including without limitation any trustee in bankruptcy of such Company.

         The undersigned executed this Second Amended and Restated Revolving Credit Note as of the day and year first set forth above.

--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

SYMIX COMPUTER SYSTEMS, INC.                            SYMIX SYSTEMS, INC.


By:    /s/ Lawrence W. DeLeon                           By:  /s/ Lawrence W. DeLeon
   -------------------------------------------             -------------------------------------------
Name:  Lawrence W. DeLeon                               Name:  Lawrence W. DeLeon
Its:   Vice President, Chief Financial Officer          Its:   Vice President, Chief Financial Officer
          and Secretary                                           and Secretary

                                   EXHIBIT A-2
                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


================================================================================
$2,000,000                                                        Columbus, Ohio
                                                                    May 18, 2000
================================================================================

         On or before July 1, 2001, for value received, the undersigned, SYMIX SYSTEMS, INC., an Ohio corporation ("SSI"), SYMIX COMPUTER SYSTEMS, INC., an Ohio corporation ("SCSI"), SYMIX SYSTEMS ONTARIO, INC., an Ontario corporation ("SSO") and VISUAL APPLICATIONS SOFTWARE, INC., an Ontario corporation ("VAS") (individually, a "Borrower" and, collectively, the "Borrowers") hereby promise to pay to the order of Bank One, NA, a national association (the "Bank") or its assigns, as further provided herein, the principal amount of Two Million Dollars ($2,000,000) or, if such principal is less, the aggregate unpaid principal amount of all loans made by the Bank to the Borrowers pursuant to the Credit Commitment less any amounts loaned to SSI and SCSI (the "Companies") under the $13,000,000 Second Amended and Restated Revolving Credit Note dated as of the date hereof under the Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined in accordance with the provisions of
Section 1.1.4 of the Agreement, payable as set forth in the Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Bank, 100 East Broad Street, Columbus, Ohio 43271-0170. Proceeds from borrowings under this Amended and Restated Revolving Credit Note are to be used solely to fund the operations of SSO and VAS, whether borrowed by VAS, SSO or the Companies. This Amended and Restated Revolving Credit Note amends and restates in its entirety the Revolving Credit Note dated as of June 1, 1998 issued by the Borrowers to the Bank.

         SECTION 1. LOAN AGREEMENT. This Amended and Restated Revolving Credit
Note is the $2,000,000 Revolving Credit Note referred to in the Amended and Restated Loan Agreement dated as of the date hereof (the "Agreement") between the Companies and the Bank, as the same may be amended, modified or supplemented from time to time, which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Amended and Restated Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified.

         SECTION 2. WAIVER OF PRESENTMENT. The Borrowers hereby waive presentment, demand, notice, protest, notice of protest, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Amended and Restated Revolving Credit Note.

         SECTION 3. CONFESSION OF JUDGMENT. The Borrowers hereby authorize any attorney at law to appear for the Borrowers, in an action on this Amended and Restated Revolving Credit Note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Borrowers and to confess judgment in favor of the holder of this Amended and Restated Revolving Credit Note against the Borrowers for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered. No judgment against one Borrower shall impair the Bank's right to receive a confession of judgment against any of the remaining Borrowers.

         SECTION 4. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWERS HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE BORROWERS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWERS AND THE BANK IN CONNECTION WITH ANY LOAN DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE BORROWERS. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT RELATED HERETO.

         SECTION 5. NATURE OF OBLIGATIONS. The obligations of the Borrowers hereunder (the "Obligations") are joint and several and a separate action or actions may be brought and prosecuted against any Borrower regardless of whether any action is brought against any other Borrower or whether the other Borrower is joined in any such action(s). The Borrowers may be sued together or either of them may be sued separately without first, contemporaneously or subsequently, suing the other. The Bank may compromise with any of the Borrowers for less than all of the amounts owing hereunder and under the Loan Documents and release any of the Borrowers from all further liability to the Bank for the amounts owing hereunder and under the Agreement all without impairing the rights of the Bank to demand and collect the balance of the amounts owing hereunder and under the Agreement from any other Borrower not so sued or released. There shall be no duty or obligation of the Bank to exhaust any remedy in law or in equity against any Borrower before bringing suit or instituting proceedings of any kind against any other Borrower. The Borrowers and all sureties, endorsers and guarantors of this Amended and Restated Revolving Credit Note (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Amended and Restated Revolving Credit Note, (b) agree to any release of any party primarily or secondarily liable thereon, and (c) consent to any extension or postponement of time of payment of this Amended and Restated Revolving Credit Note and to any other indulgence with respect hereto without notice thereof to any of them.

         The Obligations hereunder are irrevocable and may only be discharged by the full and timely payment of the amounts owing by the Borrowers hereunder and thereunder and will not be discharged, released, altered or modified by any other action or omission of any Person, on any one or more occasions, including, without limitation (a) the amendment, modification or waiver of the Agreement or any performance due hereunder or thereunder, (b) the impairment, grant, exchange, release, surrender or disposal of any collateral, (c) the release or discharge of a Borrower's Obligations, (d) the existence or assertion by any Borrower of any personal defense to its obligations including, without limitation, bankruptcy, (e) the exercise, pursuit or waiver of any right or remedy that the Bank may have at any time, (f) the Bank's failure to give notice to any Borrower of the occurrence of any default in any Borrower's performance hereunder or under the Agreement, (g) the taking or omission to take any action hereunder or under the Agreement, (h) the Bank's release or discharge of any guaranty or accommodation with respect to the Obligations, (i) the impossibility or illegality of performance by the Borrowers or (j) any change in the corporate organization of the Bank.

         If any Borrower at any time shall pay any sums on account of any Obligation or take any other action in performance of any Obligation, such Borrower shall be subrogated to the rights, powers, privileges and remedies of the Bank in respect of such Obligation; provided that all such rights of subrogation and all claims and indebtedness arising therefrom shall be, and the Borrower hereby agrees that the same are, and shall be at all times, in all respects subordinate and junior to the Banks claims for all the Obligations, and provided, further, that the Borrower hereby agrees that it shall not seek to exercise any such rights of subrogation, reimbursement, exoneration, or indemnity whatsoever or any rights of recourse to any security for any of the Obligations unless or until all the Obligations shall have been indefeasibly paid in full. The waivers, representations, warranties, covenants and agreements contained in this paragraph are for the benefit of and may be enforced by the Bank and such Borrower and their respective successors and assigns, including without limitation any trustee in bankruptcy of such Borrower.

         The undersigned executed this Amended and Restated Revolving Credit Note as of the day and year first set forth above.

SYMIX SYSTEMS ONTARIO, INC.                 VISUAL APPLICATIONS SOFTWARE, INC.


By:    /s/ Lawrence W. DeLeon                           By:    /s/ Lawrence W. DeLeon
   -------------------------------------------             -------------------------------------------
Name:  Lawrence W. DeLeon                               Name:  Lawrence W. DeLeon
Its:   Vice President, Chief Financial Officer          Its:   Vice President, Chief Financial Officer
          and Secretary                                           and Secretary

--------------------------------------------------------------------------------
WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
--------------------------------------------------------------------------------

SYMIX COMPUTER SYSTEMS, INC.                            SYMIX SYSTEMS, INC.


By:    /s/ Lawrence W. DeLeon                           By:    /s/ Lawrence W. DeLeon
   -------------------------------------------             -------------------------------------------
Name:  Lawrence W. DeLeon                               Name:  Lawrence W. DeLeon
Its:   Vice President, Chief Financial Officer          Its:   Vice President, Chief Financial Officer
          and Secretary                                           and Secretary

                                   EXHIBIT 4.3

                         COVENANT COMPLIANCE CERTIFICATE
                         -------------------------------


The undersigned, Symix Systems, Inc. and Symix Computer Systems, Inc., Ohio corporations (the "Companies"), in connection with the granting of certain loans by Bank One, NA and pursuant to a certain Loan Agreement dated May 18, 2000, as amended and restated, hereby certifies to Bank One, NA the following as of the date hereof:

PERIOD ENDING:
              -----------------------------------

SECTION 5.9 - CONSOLIDATED TANGIBLE NET WORTH:
         The Consolidated Tangible Net Worth of the Companies is
         $________________, which is not less than the following:

                  a) $23,000,000 from June 30, 2000 to September 29, 2000
                  b) $23,000,000 from September 30, 2000 to December 30, 2000
                  c) $23,250,000 from December 31, 2000 to March 30, 2001
                  d) $24,500,000 from March 31, 2001 to June 29, 2001
                  e) $27,000,000 from June 30, 2001 and thereafter

         Consolidated Tangible Net Worth is calculated as follows:

                  Consolidated Net Worth             $
                  Less: Intangibles                  $
                  Less: Capitalized Software         $
                  Less: Goodwill                     $
                                                     -------------------
                  Consolidated Tangible Net Worth    $

SECTION 5.10 - LEVERAGE RATIO:
         The Consolidated Leverage Ratio of the Companies is __________, which does not exceed the 2.00 to 1.00 from June 30, 2000 and thereafter

         Leverage Ratio is calculated as follows:

                  1) Total Consolidated Liabilities           $_____________
                           Divided by
                  2) Consolidated Tangible Net Worth          $_____________

SECTION 5.11 - MINIMUM EBITDA:
         The Minimum EBITDA for the fiscal quarter of the Companies is $______________, which is greater than the following :

                  a) $ 175,000 for the fiscal quarter ending June 30, 2000
                  b) ($2,300,000) for the fiscal quarter ending September 30,
                     2000
                  c) $ 1,875,000 for the fiscal quarter ending December 31, 2000
                  d) $ 1,750,000 for the fiscal quarter ending March 31, 2001
                  e) $ 3,875,000 for the fiscal quarter ending June 30, 2001

         The Minimum EBITDA for the fiscal quarter is calculated as follows:

                  Net Income after tax                                 $
                  Plus: Depreciation                                   $
                  Plus: Amortization of Intangibles                    $
                  Plus: Amortization of Capitalized Software Expense   $
                  Minus: Capitalized Software                          $________
                  Minimum EBITDA for the quarter

SECTION 5.12 - CURRENT RATIO:
         The Consolidated Current Ratio of the Companies is ______________, which is not less than 1.50 to 1.00 from June 30, 2000 and thereafter.

         Current Ratio is calculated as follows:

                  1) Current Assets less all prepaid expenses                   $________________
                           Divided by
                  2)  Current Liabilities which include all deferred revenues   $________________
                      and the current portion of deferred taxes.

SECTION 5.15 - CAPITAL EXPENDITURES:
         The Capital Expenditures of the Companies for the fiscal quarter is $______________ and for the fiscal year ending June 30 2001, total Capital Expenditures of the Companies is $_____________, both of which comply to the following:

         The Companies and the Subsidiaries will not incur capital expenditures in excess of $2,000,000 per fiscal quarter; provided, however, if the Companies and Subsidiaries incur less than $2,000,000 in capital expenditures in any fiscal quarter, the Companies and Subsidiaries can incur capital expenditures in excess of $2,000,000 in subsequent fiscal quarters to the extent of any such shortfall; provided, further, however, that the capital expenditures in fiscal year 2001 shall in no event exceed $5,200,000.


SYMIX SYSTEMS, INC.                                 SYMIX COMPUTER SYSTEMS, INC.


By:                                                 By:
   -------------------------------------------         -------------------------------------------
Name:  Lawrence W. DeLeon                           Name:  Lawrence W. DeLeon
Its:   Vice President, Chief Financial Officer      Its:   Vice President, Chief Financial Officer
          and Secretary                                       and Secretary

                                  EXHIBIT 5.14

                            FORM OF ROYALTY AGREEMENT

         The Form of Royalty Agreement referred to in Section 5.14 of the Amended and Restated Loan Agreement has been omitted and will be furnished to the Securities and Exchange Commission upon request.